170 Van Voorhis Road

Pittsford, New York 14534

585-387-9000

Via EDGAR

September 29, 2017

Securities and Exchange Commission

Division of Investment Management

100 F Street, NE

Washington, DC 20549

Re:

Nysa Series Trust

Investment Company Act File No: 811-07963

Post-Effective Amendment No. 29-30

Ladies and Gentlemen:

On behalf of Nysa Series Trust (“Registrant”), we are transmitting the following documents which comprise Amendment No. 29-30 to Registrant’s Registration Statement on Form N-1A for filing under Rule 485(b) of the Securities Act of 1933:  Form N-1A Cover Page, Part A (Prospectus), Part B (Statement of Additional Information), Part C (Other Information), and Registrant, Exhibit J – Consent of Independent Registered Accounting Firm, and Signature Page.

If questions arise in connection with this filing, please contact me directly at 585-387-9000.

Sincerely,

Patricia C. Foster, Esq. PLLC

By:  /S/Patricia C. Foster

       Patricia C. Foster